Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02856) pertaining to the LifeRate Systems, Inc. 1993 Stock Option Plan, as amended, in the Registration Statement on Form S-8 (No. 333-06783) pertaining to the LifeRate Systems, Inc. Employee Stock Option Plan and in the Registration Statement on Form S-3 (No. 333-04939) dated June 21, 1996, of our report dated February 27, 1998, except as to note 4 as to which the date is November 2, 1998, with respect to the financial statements of LifeRate Systems, Inc. included in the Annual Report on Form 10-KSB/A for the year ended November 5, 1998.

                                                    /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 25, 1998

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